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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 for WHX Corporation 10 1/2% $350,000,000 Senior Notes due 2005 of our report dated February 12, 1998, on our audits of the financial statements of Wheeling-Nisshin, Inc. We also consent to the references to our firm under the caption "Experts."

Pittsburgh, Pennsylvania
May 6, 1998